UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 27, 2006
                                                          --------------


                          WESTERN PLAINS ENERGY, L.L.C.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Kansas                     0-50714              48-1247506
     ------------------------------     ----------------    -------------------
    (State or other jurisdiction of     (Commission File      (I.R.S. Employer
     incorporation or organization)         Number)         Identification No.)

                      3022 County Road 18, Oakley, KS 67748
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number including area code: (785) 672-8810
                                                           --------------


          (Former name or former address, if changed since last report)

     Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement. On March 27, 2006, Western Plains Energy, L.L.C. (the "Company") entered into a Third Amendment to Credit Agreement with AgCountry Farm Credit Services, FLCA, as Lender (the "Amendment"). The Amendment is effective March 7, 2006 and amends the Company's credit agreement with its principal lender.

Under the terms of the Amendment, the obligation of the Company to make "Additional Payments" to AgCountry is suspended until further notice. Prior to the Amendment, the obligation for Additional Payments required the Company to pay not less than 40% of its "Free Cash Flow" on a quarterly basis, up to $2 million per year, to reduce the principal on its term loan.

The Amendment also provides the Company more flexibility in making distributions to its members. Under the terms of the Amendment, the Company is entitled to distribute up to 75% of its Net Income to its members, and if it maintains a Leverage Ratio of 0.60:1.00 and working capital greater than $5 million (each as reported in audited year-end financial statements prepared in accordance with generally accepted accounting principles), the Company can distribute up to 100% of its Net Income to its members. Except as set forth in its Third Amended and Restated Operating Agreement, any distributions will be made in the sole discretion of the Board of Managers.

AgCountry also approved the Company's request for a one-time waiver and exemption to pay a cash distribution of $1,000 per outstanding membership unit to its members for income earned through the period ended December 31, 2005.

Certain terms used in this report and not defined are defined in the Credit Agreement of the Company with AgCountry dated July 29, 2003, as amended.

Employment Agreement. Effective March 27, 2006, the Company entered into an employment contract with its new General Manager, Steven R. McNinch ("Employment Agreement"). The Employment Agreement provides for payment of annual salary to Mr. McNinch in the amount of $120,000 and certain other benefits, including a moving allowance. If the Employment Agreement is terminated without "cause" as defined therein, Mr. McNinch is entitled to severance pay equal to three months salary. The Employment Agreement continues until February 21, 2007, unless sooner terminated in accordance with its terms.

Item 8.01 Other Events.

On February 22, 2005, the Board of Managers of the Company declared a cash distribution of $1,000 per outstanding membership unit to each member, subject to approval from its principal lender. The consent of the lender was received as set forth above and the distribution was paid in March 2006.

Item 9.01 Financial Statements and Exhibits.

     (d) Exhibits. The following exhibits are filed with this report:

             10.1 Third Amendment to Credit Agreement between the Company and AgCountry Farm Credit Services, FLCA dated March 7, 2006.
             10.2 Employment Agreement between the Company and Steven R. McNinch, General Manager, dated February 21, 2006.

                             Additional Information

This report contains descriptions of certain contracts, agreements or other documents affecting the Company's business. These descriptions are not necessarily complete. For the complete text of these documents, please refer to the exhibits filed with the report, or incorporated herein by reference as permitted by the rules of the Securities and Exchange Commission.


Cautionary Statement for Purposes of the "Safe Harbor "Provisions of the Private Securities Litigation Reform Act of 1995.

     The matters discussed in this report on Form 8-K, when not historical matters, are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from projected results. Such factors include, among others, the willingness and ability of third parties to honor their contractual obligations, the decisions of third parties over which the Company has no control, commodity prices, environmental and government regulations, availability of financing, judicial proceedings, force majeure events, and other risk factors as described from time to time in the Company's filings with the SEC. Many of these factors are beyond the Company's ability to control or predict. The Company disclaims any intent or obligation to update its forward-looking statements, whether as a result of receiving new information, the occurrence of future events, or otherwise.

                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                   WESTERN PLAINS ENERGY, L.L.C.


Date:  March 30, 2006                              By:  /s/ Curtis V. Sheldon
                                                        ---------------------
                                                        Curtis V. Sheldon
                                                        Controller